EXHIBIT 99.1

Contact:   Sheila Davis, PR/IR Manager
           641/585-6803
           sdavis@winnebagoind.com


                       WINNEBAGO INDUSTRIES REPORTS RECORD
                 FIRST QUARTER REVENUES AND EARNINGS PER SHARE

FOREST CITY, IOWA, December 17, 2003 - Winnebago Industries, Inc., (NYSE:WGO), the leading United States (U.S.) motor home manufacturer, today reported record results for the Company's first quarter ended November 29, 2003.

     Revenues for the first quarter of fiscal 2004 were a record $254.9 million, a 9.3 percent increase compared to revenues of $233.3 million for the first quarter of fiscal 2003.

     Net income for the first quarter was $18.1 million, an 11.0 percent increase compared to net income of $16.3 million for the first quarter last year. On a diluted per share basis, the Company earned a record $1.01 a share for the first quarter of fiscal 2004, a 18.8 percent increase compared to net income per diluted share of 85 cents a share for the first quarter last year. Included in net income in the first quarter of fiscal 2003 was $400,000, or two cents a share, from the Company's discontinued operations.

     As previously announced on October 20, 2003, Winnebago Industries repurchased 1,450,000 shares of stock for $44.1235 per share from Hanson Capital Partners, LLC, controlled by the Company's founder John K. Hanson and his wife, Luise. This reduced the Company's cash balance and stockholders' equity by $63,979,000.

     "We are extremely pleased with the growth in the Company's first quarter revenues and earnings," said Winnebago Industries' Chairman, CEO and President Bruce D. Hertzke. "The increases in revenues and net income are the result of the excellent acceptance of Winnebago Industries' new 2004 motor homes, particularly the Company's new and redesigned diesel models, the Winnebago Journey and Vectra and the Itasca Meridian and Horizon. Fiscal 2004 is off to a strong start as evidenced by the Company's 42 percent increase in sales order backlog of 2,768 motor homes as of November 29, 2003, compared to 1,950 motor homes on November 30, 2002."

     Low interest rates and high consumer confidence levels are positive economic factors for the RV industry. Hertzke continued, "If interest rates remain at relatively low historic levels and consumer confidence levels continue to rise in coming months, we believe we will see continued improvements in motor home sales throughout the year."

     "At the National RV trade show in Louisville, Kentucky, in early December, we were pleased with the positive response to the Company's new product introductions, particularly our new Class A diesel models, as well as the new triple-slide Winnebago Adventurer and Itasca Suncruiser Class A gas motor homes," said Hertzke. "Our dealers appear to be extremely optimistic about the retail sales environment for the remainder of calendar 2003 and for calendar 2004."

     Also during the recent Louisville Show, Winnebago Industries accepted the prestigious Quality Circle Award for the eighth consecutive year from the Recreation Vehicle Dealer Association. Winnebago Industries is the only company to receive the award for all eight years since its inception. Hertzke noted, "We are very honored and gratified to receive this award. Our employees have worked extremely hard to insure that Winnebago Industries' products and services meet our dealers' high quality expectations."

About Winnebago Industries
--------------------------
Winnebago Industries, Inc. is the leading United States manufacturer of motor homes, self-contained recreation vehicles used primarily in leisure travel and outdoor recreation activities. The Company builds quality motor homes under the Winnebago, Itasca, Rialta and Ultimate brand names with state-of-the-art computer-aided design and manufacturing systems on automotive-styled assembly lines. The Company's common stock is listed on the New York, Chicago and Pacific Stock Exchanges and traded under the symbol WGO. Options for the Company's common stock are traded on the Chicago Board Options Exchange. For access to Winnebago Industries investor relations material, to add your name to an automatic email list for Company news releases or for information on a dollar-based stock investment service for the Company's stock, visit, http://www.winnebagoind.com/html/company/investorRelations.html
---------------------------------------------------------------

     This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. A number of factors could cause actual results to differ materially from these statements, including, but not limited to reactions to actual or threatened terrorist attacks, the availability and price of fuel, a significant increase in interest rates, a slowdown in the economy, availability of chassis, sales order cancellations, slower than anticipated sales of new or existing products, new products introduced by competitors and other factors. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or from the Company upon request.

                           Winnebago Industries, Inc.
                   Unaudited Consolidated Statements of Income
                    (In thousands, except per share amounts)

                                           Thirteen Weeks        Thirteen Weeks
                                               Ended                  Ended
                                            Nov. 29, 2003        Nov. 30, 2002
                                           --------------        --------------

Net revenues                                $  254,933             $  233,347
Cost of goods sold                             215,468                198,275
                                           ----------------------------------
   Gross profit                                 39,465                 35,072
                                           ----------------------------------

Operating expenses
   Selling                                       4,561                  4,687
   General and administrative                    5,738                  5,104
                                           ----------------------------------
     Total operating expenses                   10,299                  9,791
                                           ----------------------------------
Operating income                                29,166                 25,281
Financial income                                   303                    275
                                           ----------------------------------
Pre-tax income                                  29,469                 25,556
Provision for taxes                             11,402                  9,678
                                           ----------------------------------
Income from continuing operations               18,067                 15,878
Income from discontinued operations
   (net of taxes)                                   --                    400
                                           ----------------------------------
Net income                                  $   18,067             $   16,278
                                           ==================================

Income per share - basic
  From continuing operations                $     1.02             $     0.85
  From discontinued operations                      --                   0.02
                                           ----------------------------------
    Net income                              $     1.02             $     0.87
                                           ==================================
Number of shares used in per share
   calculations - basic                         17,649                 18,719
                                           ==================================
Income per share - diluted
  From continuing operations                $     1.01             $     0.83
  From discontinued operations                      --                   0.02
                                           ----------------------------------
    Net income                              $     1.01             $     0.85
 Number of shares used in per share
   calculations - diluted                       17,923                 19,107
                                           ==================================


Certain prior year information has been reclassified to conform to the current year presentation.

                           Winnebago Industries, Inc.
                 Unaudited Consolidated Condensed Balance Sheets
                                 (In thousands)

                                               Nov. 29, 2003       Aug. 30, 2003
                                               -------------       -------------
ASSETS
Current assets
  Cash and cash equivalents                      $ 56,889             $ 99,381
  Receivables                                      20,318               30,885
  Inventories                                     127,881              114,282
  Other                                            13,372               12,741
                                                ------------------------------
    Total current assets                          218,460              257,289
Property and equipment, net                        62,919               63,318
Deferred income taxes                              22,545               22,491
Investment in life insurance                       22,627               22,794
Other assets                                       12,272               11,570
                                                ------------------------------
    Total assets                                 $338,823             $377,462
                                                ==============================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                               $ 44,275             $ 52,239
  Income taxes payable                              8,872                   --
  Accrued expenses                                 41,748               40,159
                                                ------------------------------
    Total current liabilities                      94,895               92,398
Post retirement health care and
  deferred compensation benefits                   76,684               74,438
Stockholders' equity                              167,244              210,626
                                                ------------------------------
    Total liabilities and stockholders' equity   $338,823             $377,462
                                                ==============================

                           Winnebago Industries, Inc.
            Unaudited Condensed Consolidated Statement of Cash Flows
                             (Dollars in thousands)

                                                         Thirteen      Thirteen
                                                          Weeks         Weeks
                                                          Ended         Ended
                                                        11/29/2003    11/30/2002
                                                        ----------    ----------
Cash flows from operating activities
   Net income                                             $ 18,067    $ 16,278
   Income from discontinued operations                          --        (400)
                                                          --------    --------
   Income from continuing operations                        18,067      15,878
Adjustments to reconcile net income to net cash
   provided by operating activities
   Depreciation and amortization                             2,370       1,961
   Tax benefit of stock options                              1,297         550
   Other                                                       (30)        (63)
Change in assets and liabilities
   Decrease in receivable and other assets                   8,730       5,970
   (Increase) decrease in inventories                      (13,599)      8,795
   Increase in deferred income taxes                          (274)     (1,312)
   Decrease in accounts payable and accrued expenses        (6,375)     (8,860)
   Increase in income taxes payable                         10,297      10,595
   Increase in postretirement benefits                       1,733       1,568
                                                          --------    --------
   Net cash provided by continuing operations               22,216      35,082
   Net cash used in discontinued operations                     --          (2)
                                                          --------    --------
Net cash provided by operating activities                   22,216      35,080
                                                          --------    --------

Cash flows used in investing activities
   Purchases of property and equipment                      (2,047)     (7,359)
   Other                                                        85        (997)
                                                          --------    --------
   Net cash used in continuing operations                   (1,962)     (8,356)
   Net cash used in discontinued operations                     --      (4,771)
                                                          --------    --------
Net cash used in investing activities                       (1,962)    (13,127)
                                                          --------    --------

Cash flows (used in) provided by financing activities
   and capital transactions
   Payments for purchase of common stock                   (63,979)         --
   Payment of cash dividends                                (1,823)         (7)
   Proceeds from issuance of common and treasury stock       3,056       1,913
                                                          --------    --------
Net cash (used in) provided by financing activities and
capital transactions                                       (62,746)      1,906
                                                          --------    --------

Net (decrease) increase in cash and cash equivalents       (42,492)     23,859

Cash and cash equivalents - beginning of period             99,381      42,225
                                                          --------    --------

Cash and cash equivalents - end of period                 $ 56,889    $ 66,084
                                                          ========    ========

                       Winnebago Industries, Inc.
                         Motor Home Deliveries
                           (Volume in Units)
                               Unaudited

                                              1st Quarter      1st Quarter
                                                Ended             Ended
                                              11/29/2003       11/30/2002
                                              -----------      -----------
Unit deliveries
  Class A gas                                    1,342             1,520
  Class A diesel                                   529               407
  Class C                                        1,091               998
                                       ---------------------------------
     Total deliveries                            2,962             2,925




                           Winnebago Industries, Inc.
                     Unaudited Backlog and Dealer Inventory

                                               Nov. 29, 2003     Nov. 30, 2002
                                               -------------     -------------
Sales order backlog
  Class A gas                                       1,023               996
  Class A diesel                                      818               319
  Class C                                             927               635
                                       ------------------------------------
      Total backlog*                                2,768             1,950

Dealer inventory                                    4,429             4,602

* The Company includes in its backlog all accepted purchase orders from dealers shippable within the next six months. Orders in backlog can be canceled or postponed at the option of the purchaser at any time without penalty and, therefore, backlog may not necessarily be an accurate measure of future sales.

                                      # # #